Exhibit 99.3



               UNITED STATES BANKRUPTCY COURT
                    DISTRICT OF DELAWARE



IN RE:

Superus Holdings, Inc.,              :
                                     : Case No. 02-10736 (MFW)
                        Debtor(s).   :





    REPORT AND CERTIFICATION OF TRUSTEE IN NO ASSET CASE
    ----------------------------------------------------


Jeoffrey L. Burtch, Trustee of the above-named debtor(s) estate, reports that the debtor(s) have been examined under Section
343 of the Bankruptcy Code, that the Trustee has neither received any property nor paid any money on account of this
estate;   that  he  has  made  diligent  inquiry   into   the
whereabouts of property belonging to the estate. Trustee has no objections to the exemptions claimed by the debtor(s) as listed in Schedule C, and there are no assets in the estate over and above such exemptions.

All real estate has either been the subject of a lifting of the automatic stay or has no non-exempt value subject to the reach of the Trustee.

All scheduled property will be deemed abandoned by operation of law under the terms of 11 U.S.C. Section 554(c) upon the closing of the case. No other abandonment is necessary in this case.

The liens noted on the following secured property have been examined and based upon the examination, the Trustee believes that the liens are valid.


PROPERTY        VALUE        LIEN HOLDER       LIEN(S)     EXEMPT
-----------------------------------------------------------------
N/A


                  CERTIFICATION OF TRUSTEE
                  ------------------------


The Trustee hereby certifies that the estate has been fully administered.

WHEREFORE, Trustee prays that this report be approved and that he be discharged from his trust.



DATE: June 18, 2002                    /s/Jeoffrey L. Burtch
-------------------                    ---------------------------
                                       Jeoffrey L. Burtch, TRUSTEE



THE PROPOSED ABANDONMENT SET FORTH ABOVE IS HEREBY APPROVED AND NOTICE TO CREDITORS IS DISPENSED WITH


DATED:
      -------------------------        ---------------------------
                                       BANKRUPTCY JUDGE